UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

MOVANO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40254	82-4233771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Koll Center Parkway Pleasanton, CA	94566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 651-3172

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 6, 2025, Movano Inc., a Delaware corporation (“Movano” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Movano, Thor Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Movano (“Merger Sub”), and Corvex, Inc., a Delaware corporation (“Corvex”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Corvex (the “Merger”), with Corvex continuing as a wholly-owned subsidiary of Movano and the surviving company of the Merger.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.00001 per share, of Corvex (“Corvex Common Stock”) and of Series Seed Preferred Stock, par value $0.00001 (“Corvex Preferred Stock,” and together with Corvex Common Stock, “Corvex Capital Stock”), issued and outstanding (other than shares of Corvex Capital Stock held as treasury stock or held or owned by Corvex or its wholly-owned subsidiaries immediately prior to the Effective Time or as to which appraisal rights have been properly exercised in accordance with Delaware law) shall be converted into and become exchangeable for the right to receive a number of shares of common stock, par value $0.0001 per share, of Movano (“Movano Common Stock”), based on a ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”).

In connection with entry into the Merger Agreement and as described below, (1) Movano has raised $3.0 million in equity capital pursuant to the Series A Subscription Agreement (as defined below), (2) Movano has entered into a $1.0 billion Equity Facility (as defined below) with Chardan Capital Markets LLC and (3) Corvex has raised $37.1 million of equity capital in a private placement transaction (the “Corvex Concurrent Financing”).

Under the Exchange Ratio formula in the Merger Agreement, based upon on a valuation for Corvex of $250.0 million, and a valuation for Movano of $10.0 million, upon the closing of the Merger (the “Closing”), on a pro forma basis and prior to taking into account (1) shares issuable by Movano pursuant to the Series A Purchase Agreement and the ChEF Purchase Agreement (as defined below) and (2) shares issuable by Corvex in connection with the Corvex Concurrent Financing, based upon the number of shares of Movano Common Stock expected to be issued in the Merger, pre-Merger Corvex stockholders would own approximately 96.2% of the combined company and pre-Merger Movano stockholders would own approximately 3.8% of the combined company, in each case, on a fully-diluted basis (excluding out-of-the money options and warrants). Under the Exchange Ratio formula in the Merger Agreement, the relative ownership of the combined company by pre-Merger Corvex stockholders and pre-Merger Movano stockholders will be adjusted to take into account funds raised in the Series A Purchase Agreement, the ChEF Purchase Agreement and the Corvex Concurrent Financing (based on a $6.25 post-Closing per share value). In addition, the Merger Agreement includes an earnout provision under which Corvex’s current stockholders and option holders would receive additional shares upon (1) the Company’s volume weighted average share price exceeding $15.00 per share for 20 of any 30 consecutive trading days on or before the fifth anniversary of the Closing and (2) the Company’s volume weighted average share price exceeding $25.00 per share for 20 of any 30 consecutive trading days on or before the seventh anniversary of the Closing. On a pro forma basis assuming all such shares are issued and prior to taking into account shares issuable pursuant to the Series A Purchase Agreement, the ChEF Purchase Agreement and the Corvex Concurrent Financing, pre-Merger Corvex stockholders would own approximately 96.9% of the combined company and pre-Merger Movano stockholders would own approximately 3.1% of the combined company, in each case, on a fully-diluted basis (excluding out-of-the money options and warrants). In addition, pursuant to the Merger Agreement, the relative ownership of the combined company by pre-Merger Corvex stockholders and pre-Merger Movano stockholders is subject to adjustment in the event that Movano’s liabilities at the Effective Time exceed $5.0 million or its expenditures through the Effective Time exceed an agreed-upon budget.

Pursuant to the Merger Agreement, prior to Closing, Movano is permitted to market for sale its current operating assets and to the extent it is able to sell such assets and realize net proceeds after paying the balance due under the Loan Agreement (as defined below), and satisfying certain other reserve requirements, Movano is permitted to distribute such net proceeds to pre-merger Movano stockholders at Closing.

In connection with the Merger, Movano plans to seek the approval of its stockholders at a special meeting to, among other things, (i) issue the shares of Movano Common Stock issuable in connection with the Merger pursuant to the rules of The Nasdaq Stock Market LLC (“Nasdaq”), (ii) amend its certificate of incorporation, as amended to change the name of Movano to “Corvex, Inc.” or such other name as determined by Corvex, and (iii) adopt new equity incentive plans (the “Equity Plan Proposals”) as described in the Merger Agreement (all such voting proposals in this paragraph, the “Movano Voting Proposals”).

Each of Movano and Corvex has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (a) obtaining the requisite approval of their respective stockholders, (b) non-solicitation of alternative acquisition proposals, (c) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the Closing, (d) Movano maintaining the existing listing of the Movano Common Stock on Nasdaq and causing the shares of Movano Common Stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the Closing and (e) Movano filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement on Form S-4 to register the shares of Movano Common Stock to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (a) approval by the requisite Movano and Corvex stockholders of the adoption and approval of the Merger Agreement, the Merger and the transactions contemplated thereby, (b) Nasdaq’s approval of the listing of the shares of Movano Common Stock to be issued in connection with the Merger, (c) the effectiveness of the Registration Statement, and (d) the absence of any orders or injunctions by any governmental entity that would prohibit consummation of the Merger. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to applicable materiality standards, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the Closing.

The Merger Agreement contains certain termination rights of each of Movano and Corvex. Upon termination of the Merger Agreement under specified circumstances in connection with the entry into an alternative transaction, Movano may be required to pay Corvex a termination fee of $500,000.

At the Effective Time, the board of directors of the combined company is expected to consist of six members, five of whom will be designated by Corvex and one of whom will be designated by Movano.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Movano or Corvex or to modify or supplement any factual disclosures about Movano in Movano’s public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Movano, Corvex and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Movano, Corvex or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be modified in important aspects by the underlying disclosure schedules which are not filed publicly, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Support Agreements and Lock-Up Agreements

Concurrently and in connection with the execution of the Merger Agreement, the directors, officers and certain stockholders of Movano (solely in their capacity as stockholders of Movano) holding 21.2% of the outstanding shares of Movano Common Stock entered into support agreements with Corvex (the “Support Agreements”). The Support Agreements place certain restrictions on the transfer of shares of Movano held by the signatories thereto and include covenants as to the voting of such shares in favor of approving the transactions contemplated by the Merger Agreement and against any actions that could adversely affect the consummation of the Merger.

Concurrently and in connection with the execution of the Merger Agreement, the directors, officers and certain stockholders of Movano have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, and subject to specified exceptions, they have agreed not to transfer their shares of Movano Common Stock for the 180-day period following the Closing.

Copies of the Form of Support Agreement and the Form of Lock-Up Agreement have each been filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Support Agreement and the Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Form of Support Agreement and Form of Lock-Up Agreement, respectively.

Series A Stock Financing

On November 6, 2025, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware establishing a class of Movano preferred stock to be designated as Series A Preferred Stock, par value $0.0001 per share (the “Series A Stock”). On November 6, 2025, the Company entered into a Preferred Stock Subscription Agreement (the “Series A Subscription Agreement”), with the investors party thereto (the “Series A Purchasers”), pursuant to which, the Company sold 3,000 shares of Series A Stock to the Series A Purchasers for a purchase price per share equal to $1,000 and an aggregate purchase price of $3,000,000 (the “Bridge Financing’).

The Series A Stock will automatically convert into shares of Movano Common Stock upon the Closing, unless earlier converted or redeemed in accordance with the terms of the Certificate of Designations. The number of shares of Movano Common Stock to which a holder of Series A Stock shall be entitled to receive upon conversion shall be equal to the Stated Value (as defined in the Certificate of Designations) of the Series A Stock being converted plus accrued and unpaid dividends divided by $5.50 (with any fractional shares being rounded up to the nearest whole share). The terms of the Series A Stock include a beneficial ownership limitation pursuant to which the Company is not permitted to effect any conversion of Series A Stock held by a holder to the extent that after giving effect to such issuance the holder and its affiliates would beneficially own in excess of 19.99% of the outstanding shares of Common Stock, unless stockholder approval has been obtained prior thereto as required under the rules and regulations of Nasdaq.

Holders of Series A Stock shall vote with holders of the Movano Common Stock, and with any other shares of preferred stock that vote with the Movano Common Stock, with each holder of Series A Stock being entitled to a number of votes equal to the number of shares of Movano Common Stock to which such holder would be entitled upon the conversion of its Series A Stock (subject to the beneficial ownership limitations found in the Certificate of Designations).

Pursuant to the Series A Subscription Agreement, Movano has agreed to provide the Series A Purchasers with certain registration rights. Pursuant to the Series A Subscription Agreement, Movano will prepare and file a resale registration statement with the SEC on or prior to the later of (A) 30 calendar days following the closing of the Bridge Financing and (B) 10 calendar days following receipt by Movano of the financial statements of Corvex that will be required to be included therein (the “Filing Date”). Movano will use commercially reasonable efforts to cause this registration statement to be declared effective by the SEC as soon as practicable following the Filing Date, but in no event later than the 30th calendar day following the Filing Date or the 60th calendar day following the Filing Date if the registration statement is reviewed by the SEC or by such other deadline as otherwise provided in the Series A Subscription Agreement.

Movano will also agree to, among other things, indemnify the Series A Purchasers and their respective officers, directors, members, employees, advisors and agents, successors and assigns under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to Movano’s obligations under the Series A Subscription Agreement.

The offer and sale of the Series A Stock under the Series A Subscription Agreement will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the issuances and sales of Series A Stock by the Company to the Series A Purchasers.

Copies of the Certificate of Designations and the Form of Series A Subscription Agreement are filed as Exhibits 3.1 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing description of the Certificate of Designations and the Series A Subscription Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Designations and the Form of Series A Subscription Agreement.

ChEF Purchase Agreement

On November 6, 2025, Movano entered into a ChEF purchase agreement (the “ChEF Purchase Agreement”) and CHEF registration rights agreement (the “ChEF Registration Rights Agreement”), each with Chardan Capital Markets LLC (“Chardan”) related to a “ChEF,” Chardan’s committed equity facility (the “Equity Facility”).

Pursuant to the ChEF Purchase Agreement, Movano has the right from time to time to sell to Chardan up to the lesser of (i) $1,000,000,000 in aggregate gross purchase price of newly issued shares of Movano’s Common Stock, and (ii) the Exchange Cap (as defined below), subject to certain conditions and limitations set forth in the ChEF Purchase Agreement. Movano is under no obligation to sell any securities to Chardan under the ChEF Purchase Agreement. Movano expects to use any proceeds under the Equity Facility for general corporate purposes, subject to prior written consent by Corvex prior to the Closing.

While there are distinct differences, the Equity Facility is structured similarly to a traditional “at-the-market” equity facility, insofar as it allows Movano to raise primary equity capital on a periodic basis outside the context of a traditional underwritten follow-on offering. From and after the Commencement (as defined below), sales of Movano Common Stock to Chardan under the ChEF Purchase Agreement, and the timing of any sales, will be determined by Movano from time to time, subject to prior written consent by Corvex prior to the Closing, and will depend on a variety of factors including, among other things, market conditions, the trading price of the Movano Common Stock and determinations by the Company regarding the use of proceeds of such Movano Common Stock. The net proceeds from any sales under the ChEF Purchase Agreement will depend on the frequency with, and prices at, which the shares of Movano Common Stock are sold to Chardan. If and when Movano becomes eligible for use of a Registration Statement on Form S-3 without limitations on the amount of securities that may be sold under such Registration Statement on Form S-3 pursuant General Instruction I.B.6., Movano and Chardan agreed to use their respective reasonable best efforts to enter into an equity distribution or sales agreement providing for “at-the-market” sales of Movano Common Stock through Chardan (or its designee) on customary terms.

Upon the satisfaction of the conditions to Chardan’s purchase obligation set forth in the ChEF Purchase Agreement (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”), including that a registration statement registering the resale by Chardan of shares of Movano Common Stock issued to it by Movano under the ChEF Purchase Agreement (the “Initial Resale Registration Statement”) under the Securities Act, which Movano agreed to file with the SEC pursuant to the ChEF Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, Movano will have the right, but not the obligation, from time to time over the 36-month period from and after the Commencement Date, subject to prior written consent of Corvex prior to the Closing, to direct Chardan to purchase up to an amount of shares of Movano Common Stock (the “VWAP Purchase Share Amount”) not to exceed certain limitations set forth in the ChEF Purchase Agreement (each, a “VWAP Purchase”) by delivering a written notice (a “VWAP Purchase Notice”) to Chardan after 6:00 a.m., New York City time, but prior to 9:00 a.m., New York City time on any trading day (the “Purchase Date”), so long as all shares of Common Stock subject to all prior VWAP Purchases and Intraday VWAP Purchases (as defined below) theretofore required to have been received by Chardan have been received by Chardan in accordance with the ChEF Purchase Agreement and certain other conditions have been satisfied. The purchase price of the shares of Movano Common Stock that Movano elects to sell to Chardan pursuant to the ChEF Purchase Agreement will be determined by reference to the volume weighted average price of the Movano Common Stock (“VWAP”) during the applicable Purchase Date on which Movano has timely delivered a VWAP Purchase Notice (and/or Intraday VWAP Purchase Notice or Off-Hour Sale Notice (each as defined below), as applicable), less (a) if the Company’s public float remains equal to less than 5,000,000 shares, a 5.0% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 10.0% discount to VWAP for a Off-Hour VWAP Purchase, (b) if the Company’s public float is equal to at least 5,000,000 shares but is less than 100,000,000 shares, a 3.0% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 6.0% discount to VWAP for a Off-Hour VWAP Purchase, or (c) the Company’s public float is equal to at least 100,000,000 shares, a 2.5% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 5.0% discount to VWAP for a Off-Hour VWAP Purchase.

In addition to the regular VWAP Purchases described above, after the Commencement, Movano will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, from time to time, and subject to prior written consent of Corvex prior to the Closing, over the 36-month period from and after the Commencement Date, to offer to Chardan the right to or, in certain circumstances, to direct Chardan, to purchase, on any trading day, including the same Purchase Date on which a regular VWAP Purchase is effected, up to an amount of shares of Movano Common Stock (the “Intraday VWAP Purchase Share Amount”) not to exceed certain limitations set forth in the ChEF Purchase Agreement that are similar to those that apply to a regular VWAP Purchase (each, an “Intraday VWAP Purchase”), by delivering a written notice (each, an “Intraday VWAP Purchase Notice”) to Chardan prior to 3:00 p.m., New York City time, on such Purchase Date.

In addition to the regular VWAP Purchases and Intraday VWAP Purchases described above, after the Commencement, Movano will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Chef Purchase Agreement, from time to time, subject to prior written consent of Corvex prior to the Closing, over the 36-month period from and after the Commencement Date, to offer to Chardan the right to or, in certain circumstances, to direct Chardan, to purchase, on any trading day, including the same Purchase Date on which a regular VWAP Purchase or Intraday VWAP Purchase is effected, up to an amount of shares of Movano Common Stock (the “Off-Hour VWAP Purchase Share Amount”) not to exceed certain limitations set forth in the ChEF Purchase Agreement that are similar to those that apply to a regular VWAP Purchase (each, an “Off-Hour VWAP Purchase”), by delivering a written notice (each, an “Off-Hour Sale Notice”) to Chardan between 4:00 p.m., New York City Time, and 8:00 p.m., New York City time or between 5:00 a.m., New York City Time, and 8:00 a.m., New York City time, on such Purchase Date.

The ChEF Purchase Agreement provides that the number of shares of Movano Common Stock issuable pursuant to any VWAP Purchase Notice (and, if applicable, the number of shares of Movano Common Stock issuable pursuant to any Intraday VWAP Purchase Notice or Off-Hour Sale Notice delivered on the same Purchase Date that such VWAP Purchase Notice is delivered) shall not, without Chardan’s express written agreement exceed the lesser of: (i) the number of shares of Movano Common Stock which, when aggregated with all other shares of Movano Common Stock then beneficially owned by Chardan and its affiliates, would exceed the Beneficial Ownership Limitation (as defined below), (ii) the number of shares of Movano Common Stock which would cause the total aggregate purchase price to be paid by Chardan in any VWAP Purchase together with, if applicable, all Intraday VWAP Purchases and Off-Hour VWAP Purchases, made on one Purchase Date, to exceed $5.0 million, (iii) the number of shares of Movano Common Stock that equals 20% of the total number (or volume) of shares of Movano Common Stock traded on Nasdaq (or a successor Principal Market (as defined in the ChEF Purchase Agreement)) during the applicable purchase period on such Purchase Date, and (iv) the VWAP Purchase Share Amount (for a VWAP Purchase) or the Intraday VWAP Purchase Share Amount (for an Intraday VWAP Purchase) or Off-Hour VWAP Purchase Share Amount (for an Off-Hour VWAP Purchase).

Under the applicable rules and regulations of Nasdaq, in no event may Movano issue to Chardan under the ChEF Purchase Agreement more than 19.99% of the shares of the Movano Common Stock outstanding immediately prior to the execution of the ChEF Purchase Agreement (the “Exchange Cap”), unless Movano’s stockholders have approved the issuance of Movano Common Stock pursuant to the ChEF Purchase Agreement in excess of the Exchange Cap in accordance with the applicable rules and regulations of Nasdaq or such approval is not required in accordance with the applicable rules and regulations of Nasdaq or otherwise because the average price of all applicable sales of Movano Common Stock to Chardan pursuant to the ChEF Purchase Agreement equals or exceeds $5.30 per share, which represents the “Nasdaq Minimum Price” as of the date of the execution of the ChEF Purchase Agreement. The Exchange Cap is not applicable to issuances and sales of Movano Common Stock pursuant to VWAP Purchases, Intraday VWAP Purchases and Off-Hour VWAP Purchases that Movano may effect pursuant to the ChEF Purchase Agreement to the extent such shares of Movano Common Stock are sold in such VWAP Purchases, Off-Hour VWAP Purchases or Intraday VWAP Purchases (as applicable) at a price equal to or in excess of the applicable “minimum price” (as defined in Nasdaq Listing Rule 5635(d)) of the Movano Common Stock, calculated at the time such VWAP Purchases, Off-Hour VWAP Purchases or Intraday VWAP Purchases (as applicable) are effected by Movano under the ChEF Purchase Agreement, if any, as adjusted as necessary for compliance with the rules of Nasdaq to take into account certain legal fees and expenses payable and/or reimbursable by Movano to Chardan. Moreover, Movano may not issue or sell any shares of Movano Common Stock to Chardan under the ChEF Purchase Agreement which, when aggregated with all other shares of Movano Common Stock then beneficially owned by Chardan and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in Chardan beneficially owning more than 4.99% of the outstanding shares of Movano Common Stock (the “Beneficial Ownership Limitation”).

There are no restrictions on future financings, and no rights of first refusal, participation rights, penalties, or liquidated damages in the ChEF Purchase Agreement or ChEF Registration Rights Agreement, as applicable, other than a prohibition on entering (with certain limited exceptions) into a Specified Transaction (as defined in the ChEF Purchase Agreement), as further described in the ChEF Purchase Agreement. At no time prior to the date of the ChEF Purchase Agreement has Chardan engaged in or effected, in any manner whatsoever, directly or indirectly for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Movano Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Movano Common Stock that remains in effect as of the date of the ChEF Purchase Agreement.

Each of the ChEF Purchase Agreement and the ChEF Registration Rights Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The ChEF Purchase Agreement will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the Commencement Date of the Initial Resale Registration Statement (such term being subject to extension by the parties to the ChEF Purchase Agreement), (ii) the date on which Chardan shall have purchased $1,000,000,000 of shares of Movano Common Stock pursuant to the ChEF Purchase Agreement, (iii) the date on which the Movano Common Stock shall have failed to be listed or quoted on Nasdaq or a successor Principal Market, and (iv) the commencement of certain bankruptcy proceedings or similar transactions with respect to Movano or all or substantially all of its property.

Movano has the right to terminate the ChEF Purchase Agreement at any time after Commencement, at no cost or penalty, upon at least forty-five (45) trading days’ prior written notice to Chardan. Chardan also has the right to terminate the ChEF Purchase Agreement upon thirty (30) trading days’ prior written notice to Movano, but only upon the occurrence of certain customary events as listed in the ChEF Purchase Agreement. Neither Movano nor Chardan may assign or transfer its rights and obligations under the ChEF Purchase Agreement or the ChEF Registration Rights Agreement.

Movano will also reimburse Chardan up to $95,000 for fees and disbursements of Chardan’s legal counsel in connection with the entry into the transaction documents and the review of the Initial Resale Registration Statement and additional fees and disbursements of Chardan’s legal counsel not to exceed (i) $25,000 for each fiscal quarter prior to the second fiscal quarter following the Closing and (ii) 20,000 for each fiscal quarter beginning with the second fiscal quarter following the Closing, in connection with Chardan’s ongoing due diligence and review of any registration statements and deliverables pursuant to the ChEF Purchase Agreement.

Copies of the ChEF Purchase Agreement and ChEF Registration Rights Agreement are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing description of the ChEF Purchase Agreement and ChEF Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the ChEF Purchase Agreement and ChEF Registration Rights Agreement.

Amendments to Loan Agreement

As previously disclosed, on November 3, 2025, the Company entered into an amendment (the “First Amendment”) to that certain Loan Agreement and Promissory Note with Evie Holdings LLC (“Lender”), dated August 6, 2025 (the “Loan Agreement”). The First Amendment provided for an extension of the maturity date of the Loan Agreement to November 5, 2025.

On November 6, 2025, the Company entered into a second amendment to the Loan Agreement (the “Second Amendment”). The Second Amendment provides for an extension of the maturity date of the Loan Agreement to March 31, 2026 in exchange for Movano’s agreeing that upon any sale or other disposition of all or substantially all the Company’s assets prior to closing of the Merger, it will be obligated a commitment by Movano to repay the $1.5 million principal of the Loan Agreement, plus any other outstanding obligations plus a $3.0 million repayment premium. The Loan Amendment further provides that if the outstanding obligations under the Loan Agreement are not satisfied prior to Closing, Movano’s intellectual property and other assets associated with its business prior to Closing will be transferred to the Lender in full satisfaction of such obligations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under the heading “Amendment to Loan Agreement” under Item 1.01 above is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures under the headings “Series A Stock Financing” and “ChEF Purchase Agreement” under Item 1.01 above are incorporated by reference into this Item 3.02.

Item 5.01 Changes in Control of Registrant.

To the extent required by this Item 5.01, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under the heading “Series A Stock Financing” under Item 1.01 above is incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On November 10, 2025, Movano and Corvex issued a joint press release announcing the execution of the Merger Agreement, the Series A Subscription Agreement, the ChEF Purchase Agreement and related ancillary agreements thereto. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release announcing, among other things, the Company’s execution of the Merger Agreement is attached hereto as Exhibits 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not deemed to be incorporated by reference in any filing of Movano under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

About Corvex

Corvex is an artificial intelligence (“AI”) cloud computing company specializing in graphics processing unit (“GPU”) accelerated infrastructure for AI workloads. It provides services that include:

●	AI Factories and GPU Clusters: GPU and central processing unit (“CPU”) computing, storage, and networking, with a focus on AI model training and inference, operated with engineering excellence at up to AI factory scale. Delivered with managed Kubernetes or as bare metal, deployments can be operated in multi-tenant, single-tenant, or on-premise configurations that are compliant with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and System and Organization Controls 2 (“SOC2”).

●	Confidential Computing: Hardware-backed Trusted Execution Environments (“TEEs”), memory encryption and attestation help safeguard data in use. Confidential computing is designed to protect customers’ highly valuable intellectual property and enhance compliance with data security mandates.

●	Inference-as-a-Service: A next-generation platform being developed with endpoints powered by a performance-tuned inference engine, which is designed to increase throughput and reduce per-token costs.

Corvex was founded in 2024 and commercially launched in February 2025. As a certified cloud partner of a leading GPU original equipment manufacturer, Corvex’s current and planned suite of GPU-as-a-Service (“GPUaaS”) and AI-as-a-Service (“AIaaS”) capabilities has been instrumental in its revenue growth and expanding sales pipeline. With GPUaaS and AIaaS markets anticipated to scale to more than $130 billion by 2030, Corvex believes that its Amplified AI Cloud™ platform is well-positioned to capture market share. Corvex is developing capabilities that are designed to improve the security as well as cost of AI computing, which it believes will provide competitive advantages relative to traditional hyperscalers and neocloud companies. Corvex’s sales pipeline exceeds more than $250 million in total contract value, with select opportunities involving more than 10,000 GPUs and multi-year offtake agreements. In order to support potential pipeline conversions featuring the latest generation of GPU hardware with 2026 delivery targets, Corvex intends to add additional data center capacity.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the proposed financing transactions discussed herein and the proposed Merger between Movano and Corvex (collectively, the “Proposed Transactions”); the structure, timing and completion of the proposed Merger between Movano and Corvex; the Proposed Transactions and the expected effects, perceived benefits or opportunities of the Proposed Transactions; the combined company’s listing on Nasdaq after the closing of the Proposed Transactions; expectations regarding the structure, timing and completion of the Proposed Transactions, including investment amounts from investors, timing of closing of the Proposed Transactions, expected proceeds, expectations regarding the use of proceeds, and impact on ownership structure; the anticipated timing of the Closing; the expected executive officers and directors of the combined company; each company’s and the combined company’s expected cash position at the closing and cash runway of the combined company following the proposed Merger and the other financings discussed herein; the future operations and pipeline, estimates of financial position, competitive landscape, addressable market and strategic and financial initiatives of the combined company; the nature, strategy and focus of the combined company; expectations regarding the sale of Movano’s legacy assets and its ability to repay the indebtedness under the Loan Agreement, as amended; the expectations regarding the ownership structure of the combined company; the expected trading of the combined company’s stock on Nasdaq; and other statements that are not historical fact. All statements other than statements of historical fact contained in this communication are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are made based on current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management, concerning future developments and their potential effects. There can be no assurance that future developments affecting Movano, Corvex, or the Proposed Transactions will be those that have been anticipated.

Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to: the risk that the conditions to the Closing or consummation of the Proposed Transactions are not satisfied, including the failure to timely obtain approval of the proposed Merger from both Movano’s and Corvex stockholders, if at all; the risk that the proposed financings are not completed in a timely manner, if at all; uncertainties as to the timing of the consummation of the Proposed Transactions and the ability of each of Movano and Corvex to consummate the Proposed Transactions; uncertainties as to the timing of the consummation of any Movano legacy asset sale; risks related to the outstanding indebtedness under the Loan Agreement and Movano’s ability to satisfy its obligations thereunder; risks related to Movano’s continued listing on Nasdaq until closing of the Proposed Transactions and the combined company’s ability to remain listed following the Closing; risks related to Movano’s and Corvex’s ability to correctly estimate their respective operating expenses and their respective expenses associated with the Proposed Transactions, as applicable, pending the Closing, as well as uncertainties regarding the impact any delay in the Closing would have on the anticipated cash resources of the combined company, and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the Proposed Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on Movano’s or Corvex’s business relationships, operating results and business generally; costs related to the Merger; the risk that as a result of adjustments to the exchange ratio, Movano stockholders and Corvex stockholders could own more or less of the combined company than is currently anticipated; risks related to the market price of Movano’s common stock relative to the value suggested by the exchange ratio; the indeterminate number of shares to be issued under the ChEF Purchase Agreement and the indeterminate proceeds under the ChEF Purchase Agreement; the outcome of any legal proceedings that may be instituted against Movano, Corvex or any of their respective directors or officers related to the Proposed Transactions; costs of the Proposed Transactions and unexpected costs, charges or expenses resulting from the Proposed Transactions; changes in regulatory requirements and government incentives; risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the Proposed Transactions, including with respect to future financial and operating results, legislative, regulatory, political and economic developments, and those uncertainties and factors; and the risk of involvement in litigation, including securities class action litigation, that could divert the attention of the management of Movano or the combined company, harm the combined company’s business and may not be sufficient for insurance coverage to cover all costs and damages, and the other risks and uncertainties described in the Company’s SEC reports, and under the heading “Risk Factors” in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.sec.gov and in other filings that Movano makes and will make with the SEC in connection with the Proposed Transactions, including the Form S-4 and Proxy Statement described below under “Additional Information and Where to Find It”. The forward-looking statements contained herein speak only as of the date of this report. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this report.

No Offer or Solicitation

This communication and the information contained herein is not intended to and does not constitute a solicitation of a proxy, consent or approval with respect to any securities or in respect of the Proposed Transactions or an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the Proposed Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law, or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS COMMUNICATION IS TRUTHFUL OR COMPLETE.

Important Additional Information about the Proposed Transactions Will be Filed with the SEC

This communication relates to the Proposed Transactions involving Movano and Corvex and may be deemed to be solicitation material in respect of the Proposed Transactions. In connection with the Proposed Transactions, Movano intends to file relevant materials with the SEC, including a registration statement on Form S-4 (the “Form S-4”) that will contain a proxy statement (the “Proxy Statement”) and prospectus. This communication is not a substitute for the Form S-4, the Proxy Statement or for any other document that Movano may file with the SEC and/or send to Movano’s stockholders in connection with the Proposed Transactions. MOVANO URGES, BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS TO READ THE FORM S-4, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MOVANO, CORVEX, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

Investors and stockholders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by Movano with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Movano’s Internet website address is www.movanohealth.com. Movano’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of its Internet website as soon as reasonably practicable after it electronically files such material with, or furnish it to, the SEC. Movano’s Internet website and the information contained therein or connected thereto are not intended to be incorporated into this report.

Participants in the Solicitation

Movano, Corvex, and their respective directors and certain of their executive officers and other members of management may be deemed to be participants in the solicitation of proxies from Movano’s stockholders in connection with the Proposed Transactions under the rules of the SEC. Information about Movano’s directors and executive officers, including a description of their interests in Movano, is included in Movano’s most recent Annual Report on Form 10-K for the year ended December 31, 2024. Additional information regarding the persons who may be deemed participants in the proxy solicitations, including the directors and executive officers of Corvex, and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of November 6, 2025, by and among Movano Inc., Corvex, Inc., and Thor Merger Sub Inc.
3.1	Certificate of Designations for Series A Preferred Stock
10.1	Form of Support Agreement
10.2	Form of Lock-Up Agreement
10.3	Form of Series A Subscription Agreement
10.4	ChEF Purchase Agreement, dated as of November 6, 2025, by and between Movano Inc. and Chardan Capital Markets LLC
10.5	ChEF Registration Rights Agreement, dated as of November 6, 2025, by and between Movano Inc. and Chardan Capital Markets LLC
99.1**	Joint Press Release, issued on November 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules, annexes and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules, annexes and exhibits to the U.S. Securities and Exchange Commission upon request.

**	Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVANO INC.

Date: November 10, 2025	By:	/s/ J Cogan
J Cogan
Chief Financial Officer